UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           The Board of Directors of the Hampshire Group, Limited (the “Company”) appointed Trey A. Darwin to serve as Chief Financial Officer of the Company, effective as of May 13, 2013.   Mr. Darwin, 39, has been a Financial Consultant with Tatum LLC, a CFO consulting firm based in Dallas, TX and Interim Chief Financial Officer and Chief Operating Officer of Meisel Photographic Corp, based in Carrollton, TX, since September, 2012. Mr. Darwin was Vice President of Finance at Haggar Clothing Co., a leading maker and marketer of men's and women’s apparel, from July 2011 to September 2012. Prior to that, Mr. Darwin was Divisional Chief Financial Officer/Controller for Sourcecorp, a business process outsourcing solutions provider, from August 2008 to June 2011. Prior to that, Mr. Darwin was an Accounting Manager with Michaels Stores (Artistree Division) since April 2007.

On May 21, 2013, the Company issued a press release announcing the appointment of Mr. Darwin. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with his appointment, the Company and Mr. Darwin entered into an employment agreement on May 20, 2013. Under the employment agreement, Mr. Darwin will be paid an annual base salary of $200,000 and will be eligible for an annual incentive bonus of up to 50% of his base salary, based on the achievement of metrics and objectives determined by the Company’s Compensation Committee beginning with the 2014 fiscal year and, for 2013, an incentive bonus determined in the sole discretion of the Compensation Committee. Mr. Darwin is also entitled to reimbursement of relocation and temporary living expenses and to participation in the Company’s benefit plans. The initial term of Mr. Darwin’s employment will continue through December 31, 2014 and will be automatically extended by one additional year on such date and on each subsequent anniversary thereafter, unless either Mr. Darwin or the Company gives notice of non-renewal at least 30 days prior to the end of the term. The employment agreement provides, subject to execution of a release of claims, for continuation of Mr. Darwin’s base salary for a period of three months upon termination of employment by the Company (other than for cause or due to Mr. Darwin’s death or disability) or by Mr. Darwin for good reason, provided that the salary continuation period will increase to six months if the termination occurs after May 13, 2014. Mr. Darwin has agreed to a non-competition covenant during his employment and for a period of six months following any termination of his employment. Mr. Darwin has also agreed not to solicit any of the Company’s customers or personnel during his employment and for a period of two years following any termination of his employment. In addition, Mr. Darwin has also agreed to customary confidentiality restrictions for an indefinite period following any termination of his employment.

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 20, 2013, by and between Hampshire Group, Limited and Trey A. Darwin
99.1	Press Release of Hampshire Group, Limited dated May 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Paul M. Buxbaum
Name: Paul M. Buxbaum
Title: President and Chief Executive Officer

Dated: May 21, 2013

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 20, 2013, by and between Hampshire Group, Limited and Trey A. Darwin
99.1	Press Release of Hampshire Group, Limited dated May 21, 2013

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